Exhibit 3.20

ARTICLES OF INCORPORATION

OF

CORRECTIONAL HEALTHCARE SOLUTIONS, INC.

The undersigned, pursuant to Florida Statutes, Chapter 621, does hereby adopt and sign the following Articles of Incorporation.

FIRST: The name of the corporation (hereinafter called the “Corporation”) is CORRECTIONAL HEALTHCARE SOLUTIONS, INC.

SECOND: The principal place of business and mailing address of the Corporation shall be 14050 NW 14th Street, Suite 190, Fort Lauderdale, Florida 33323.

THIRD: The duration of the corporation is to be perpetual.

FOURTH: The aggregate number of shares which the corporation shall have authority to issue is Ten Thousand (10,000).

FIFTH: The nature of the business or purpose to be conducted or promoted is to engage in any lawful activity for which corporations may be organized under the Florida 1989 Business Corporation Act.

SIXTH: A Director of the Corporation shall have no personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, provided, however, that this Article SIXTH shall not eliminate or limit the liability of a Director, except to the extent permitted by applicable law, (i) for any breach of the Director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 607.0834 of the Florida 1989 Business Corporation Act as the same now exists or may hereafter be amended, or (iv) for any transaction from which the Director derived an improper personal benefit.

SEVENTH: The Corporation’s registered agent shall be as follows:

Corporation Service Company

1201 Hays Street

Tallahassee, Florida 32301

EIGHTH: The name and address of the Incorporator is: John R. Stair, 1900 Winston Road, Suite 300, Knoxville, Tennessee 37919.

Signed on the 2nd day of December, 2002.

/s/ John R. Stair
John R. Stair, Incorporator

ACCEPTANCE OF REGISTERED AGENT

DESIGNATED IN THE ARTICLES OF INCORPORATION

CORPORATION SERVICE COMPANY, a corporation registered in this state, having a business office identical with the registered office of the corporation named below, and having been designated as the Registered Agent in the above and foregoing Articles of Incorporation of:

CORRECTIONAL HEALTHCARE SOLUTIONS, INC.

CORPORATION SERVICE COMPANY is familiar with and accepts the obligations of the position of Registered Agent under Section 607.0505, Florida Statutes.

By:	/s/ Deborah D. Skipper
Its Agent, Deborah D. Skipper

ARTICLES OF AMENDMENT

TO

ARTICLES OF INCORPORATION

OF

CORRECTIONAL HEALTHCARE SOLUTIONS, INC.

Pursuant to the provisions of Section 607.1006, Florida Statutes, the undersigned corporation (the “Corporation”) adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: The name of the Corporation is Correctional Healthcare Solutions, Inc.

SECOND: The following resolution amending the Corporation’s Articles of Incorporation was adopted by the incorporator of the Corporation, no directors or shareholders having yet been elected and no director or shareholder action required:

RESOLVED, that the FIRST Article of the Articles of Incorporation of the Corporation be deleted in its entirety and the following be substituted therefor:

I. THE NAME OF THE CORPORATION (HEREINAFTER CALLED THE “CORPORATION”) IS CORRECTIONAL HEALTHCARE ADVANTAGE, INC.

THIRD: This amendment to the Articles of Incorporation of the Corporation is adopted this 4th day of December, 2002.

Signed this 4th day of December, 2002.

CORRECTIONAL HEALTHCARE SOLUTIONS, INC.

By	/s/ John R. Stair
John R. Stair
Its:	Incorporator